EXHIBIT 2

                   MOTOR VEHICLE INSTALLMENT SALES CONTRACT
                      ASSIGNMENT AND PURCHASE AGREEMENT

     This  MOTOR  VEHICLE  INSTALLMENT  SALES CONTRACT ASSIGNMENT AND PURCHASE
AGREEMENT (this "Agreement") dated as of the 27th day of September, 1996, is entered into by and between EAGLE FINANCE CORP., a Delaware corporation with its principal office located at 1425 Tri-State Parkway, Gurnee, Illinois 60031 (the "Seller"), and SEARCH FUNDING CORP., a Texas corporation (the "Buyer").

                               R E C I T A L S:
                               ----------------

     A. The Seller desires to sell to the Buyer and the Buyer desires to buy from the Seller certain motor vehicle retail installment sales contracts and certain related rights and documents described below as the Assets.

     B. The Seller and the Buyer desire to set forth in this Agreement the terms and conditions pursuant to which the Seller will sell and the Buyer will buy such Assets.

                        A  G  R  E  E  M  E  N  T  S  :
                        -------------------------------

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the sufficiency of which is hereby acknowledged by the parties hereto, each of the Seller and the Buyer agrees as follows:

1. SALE OF CONTRACTS. The Seller hereby sells, assigns, transfers and sets over to the Buyer, and the Buyer does hereby purchase, all of the following: (i) all of the accounts and notes receivable and amendments thereto listed on Schedule A hereto (collectively, the "Contracts"), and all monies owing thereon; (ii) all right, title and interest of the Seller in all security agreements, certificates of title and other documents and agreements constituting, or otherwise evidencing or relating to, security for payment of any of the Contracts and the liens created thereunder; (iii) all right, title and interest of the Seller in, to and under all endorsements and guaranties by others of any of the Contracts; (iv) all right, title and interest of the Seller in, to and under all credit applications, credit bureau reports, credit investigation documentation, credit scoring sheets and disbursement documentation; (v) all of the Seller's interest under each and every existing policy or certificate of insurance, if any, that relates to any property securing any Contract or to the life or health of any Obligors (defined below) under the Contracts; (vi) rights of the Seller under dealer agreements pursuant to which the Contracts were acquired by the Seller, including without limitation rights of recourse against dealers; and (vii) ledger cards and such other correspondence, documents and records in the Seller's files, or otherwise under its control, related solely to the Contracts, the obligors under the Contracts (the "Obligors") or the motor vehicles which are financed under the Contracts (the "Financed Vehicles"). The property referred to in clauses (i) through (vii) of this subsection (a) are collectively referred to herein as the "Assets."

2.       SALES  PRICE  AND  CLOSING.

   (a) The Buyer and the Seller agree to an aggregate purchase price for the Assets sold to the Buyer hereunder of Nine Million Six Hundred One Thousand Six Hundred Thirty-One and 23/100 Dollars ($9,601,631.23), representing an amount equal to 102% of the outstanding principal balance plus accrued interest under the Contracts as of the Closing Date.

   (b) Contemporaneously with the execution and delivery of this Agreement, the Seller shall deliver to the Buyer the following: (i) the original signed Contracts bearing an assignment in the form "Assigned to Search Funding Corp."; (ii) original certificates of title; (iii) all other Assets (to the extent reasonably deliverable), together with all filing receipts evidencing the recordation or filing of any financing statements, chattel mortgages, certificates of title and other filing instruments related to the Contracts and the Financed Vehicles; (iv) a Bill of Sale in the form attached as Exhibit B hereto; (v) an Assignment of Insurance Interests in the form attached as Exhibit C; and (vi) a Power of Attorney in the form attached as Exhibit D hereto.

3.       ENDORSEMENTS.

   (a) The Seller hereby authorizes the Buyer, in the name of the Seller, to endorse and assign each Contract and other Asset to the Buyer in order to evidence the Buyer's ownership of each Asset sold to the Buyer in such manner as the Buyer shall reasonably deem necessary and appropriate.

   (b) The Seller irrevocably authorizes the Buyer to effect the endorsement and assignments as provided in this Section 3 by the impression of a rubber stamp or stamps, facsimile signature or sticker, or by any other method the Buyer may reasonably choose, and to endorse the Seller's name upon any notes, acceptances, checks, drafts, money orders or other instruments of payment that may come into the possession of the Buyer as payment of or upon the Contracts and, also, to execute releases, statements or termination, satisfactions and any and all other documents reasonably required to be executed in the normal course of collecting amounts due under the Contracts.

4. THE SELLER'S WARRANTIES, REPRESENTATIONS AND COVENANTS CONCERNING THE CONTRACTS.

   (a) The Seller hereby covenants, warrants, and represents as to each and every Contract and other Assets sold to the Buyer hereunder, as of the date on which the transactions contemplated in this Agreement are consummated (the "Closing Date"), which covenants, warranties and representations shall survive the execution of this Agreement and the Closing Date:

       (i)    That the ledger card delivered to the Buyer related to each Contract fully and accurately reflects the true outstanding unpaid balance of such
              Contract and that said ledger card accurately reflects all receipts on such
              Contract from the Obligors thereof and all creditors to which said Obligors are entitled.  No Contract is more than eighty-nine (89) days past due and no Financed Vehicle securing any Contract has been repossed or is currently designated for repossession.

       (ii)   That the Seller is the sole owner of such Contract and that the Seller owns each Contract free and clear of any pledge, lien or encumbrance of any kind or character, legal or equitable, except as set forth on Exhibit A.

       (iii)  That, to the best of the Seller's knowledge, the Seller has paid or caused to be paid any and all license, franchise, intangible, stamp or other taxes or fees due and owing to the State where any Contract was originated, or any political subdivision thereof, arising from or growing out of the acquisition, collection or holding of such Contract.

       (iv)   That, to the Seller's knowledge, such Contract does not represent a loan of money or an installment sales agreement by the Seller or any other person, firm or corporation to the Obligor of said Contract in violation of any applicable federal or state laws and regulations.  There are no facts known to the Seller that would render any Contract invalid or unenforceable, or reduce the amount payable by the Obligor thereunder.

       (v)    That where the Seller's records reflect property as security for the
              Contract, to the Seller's knowledge after reasonable inquiry in accordance with the Seller's normal business practices, the Seller has a valid, perfected first lien on the property described.

       (vi)   That, to the best of the Seller's knowledge, any Contract which has been modified by the Seller was modified in a manner which did not result in a violation of applicable state and federal truth-in lending disclosure requirements.

       (vii)  That the information with respect to each Contract set forth in Exhibit A hereto is complete and correct in all material respects.  No Contract has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the security interest granted by the Contract in whole or in part and all of the Seller's obligations under the Contract have been performed.  No provision of a Contract has been waived, altered or modified in any respect except for routine extensions done in accordance with the Seller's customary extension practices that do not increase the number of installment payments or the amount financed.

       (viii) That, to the best of the Seller's knowledge, no Obligor is a party to any proceeding for readjustment of indebtedness, bankruptcy, appointment of a receiver or trustee of any property of the Obligor or composition or extension under any insolvency law.

       (ix)   That a Certificate of Title has been issued or applied for with respect to each Financed Vehicle.

       (x)    That all information and documents prepared by the Seller and provided to the Buyer at any time are true and accurate in all material respects.


5. COLLECTIBILITY. The Buyer agrees that the Seller does not warrant the payment of any Contract in the sense of guaranteeing the performance by the Obligors of their obligations (including their obligation to make timely payments), the creditworthiness of the Obligors or the value of the security given to secure the obligations under the Contracts. All Contracts are sold and transferred by the Seller to the Buyer "without recourse" to the Seller except for rights arising for the benefit of the Buyer under this Agreement. The Buyer is in the business of acquiring and servicing installment sales contracts such as the Contracts and has conducted such due diligence as the Buyer deemed appropriate. Notwithstanding the foregoing, the due diligence of the Seller does not limit the scope or effectiveness of the representations and warranties of the Seller made in this Agreement. The Buyer acknowledges that as of the date hereof, it is not aware of that any representation or warranty of the Seller set forth in this Agreement is inaccurate or untrue.

6.       ADDITIONAL  COVENANTS  AND  AGREEMENTS  OF  THE  SELLER.

   (a) That the Seller will pay over to the Buyer any payments received on the Contracts from and after the Closing Date. Such payments from the Seller to the Buyer shall be made in kind, if reasonably possible, and no later than three (3) Business Days (as defined below) after receipt if the payment is made in kind or three (3) Business Days after final payment is received by the Seller on any check, draft, money order or other instrument if the payment will be made with the general funds of the Seller. Business Day shall mean any day other than Saturday or Sunday on which national banks are open for business in Illinois.

   (b) The Seller shall use reasonable efforts to assist the Buyer in securing Loss Payable Clauses in favor of the Buyer with respect to all insurance covering any property, personal or real, described in Contracts and also an assignment of beneficial interest in any policy(ies) covering the life or lives and or sickness or disability of any Obligors.

   (c) The Seller agrees hereby to cause the removal of the lien in favor of Core States Bank, NA, as agent, evidenced by those certain UCC-1 financing statements referenced in Exhibit A hereto as soon as reasonably practicable after the Closing Date.

   (d) The Seller agrees to mail as soon as reasonably practicable after the Closing Date, to each Obligor, at the most recent address reflected for such Obligor, a notice substantially in the form attached hereto as Exhibit E directing that all future payments to be made under the applicable Contract be directed to the Buyer.

   (e)   Subject to the terms, conditions and limitations set forth in this
Section 6(e), for a period of ten (10) days after the receipt by the Buyer of the items required to be delivered to it by the Seller pursuant to Sections 2(b)(i), 2(b)(ii) and 2(b)(vii) hereof (the "Review Period"), the Buyer shall be entitled to tender to the Seller for repurchase, and the Seller agrees to repurchase, one or more Contracts conveyed by the Seller to the Buyer hereunder by delivering written request therefor to the Seller (each a "Repurchase Notice") if and only if the representations and warranties made by the Seller in Section 4 of this Agreement with respect to such Contract tendered by the Buyer for repurchase by the Seller are untrue or inaccurate in any material respect. Any Repurchase Notice delivered by the Buyer to the Seller with respect to a Contract tendered for repurchase shall set forth in reasonable detail the basis for the alleged untruth or inaccuracy (referred to herein as a "Defect") of the representations or warranties made by the Seller to the Buyer hereunder with respect to such Contract which the Buyer has tendered for repurchase by the Seller. The Seller shall have no obligation whatsoever to repurchase any Contract pursuant to this Section 6(e) or otherwise if: (i) the Seller cures the Defect with respect to any tendered Contract within thirty (30) days of the receipt of the Repurchase Notice relating to the Contract; (ii) the Buyer has commenced collection activities or otherwise contacted any Obligor under such Contract (except as described below); (iii) the Seller did not receive a proper Repurchase Notice with respect to the Contract tendered for repurchase on or prior to the expiration of the Review Period; or (iv) the Buyer is unable to provide the Seller reasonable assurances that the Buyer is capable of transferring to the Seller the Contract and all other Assets relating to the Contract. If the Seller elects to cure the Defect and the Defect may reasonably be expected to be cured within thirty (30) days, the Seller shall notify the Buyer in writing that the Buyer has elected to cure the Defect, whereupon the Seller shall have a period of thirty (30) days from the date on which Seller receives the Repurchase Notice (the "Cure Period") to cure the identified Defect. If the Seller is unable to cure the Defect on or prior to the expiration of the Cure Period, the Seller shall promptly repurchase the tendered Contract. The Seller acknowledges that Buyer may make routine communications with Obligors of the Contracts. If the Buyer provides the Seller with a Repurchase Notice with respect to any Contract after the first and only communication with the Obligor, the Buyer's obligation to repurchase the Contract shall not be limited by clause (ii) of this Section 6(e) provided an aggregate amount of at least $50,000 in principal amount of Contracts is repurchased pursuant to this
Section  6(e).

7.       CORPORATE  AUTHORITY.

  (a) The Seller warrants that it has taken all appropriate corporate action necessary, or advisable in the opinion of its attorneys, to authorize the execution and consummation of this Agreement and will furnish the Buyer satisfactory evidence thereof. The Seller also warrants that this Agreement is a legal and binding obligation of the Seller, enforceable against it in accordance with its terms.

  (b) The Buyer warrants that it has taken all appropriate corporate action necessary, or advisable in the opinion of its attorneys, to authorize the execution and consummation of this Agreement and will furnish the Seller satisfactory evidence thereof. The Buyer also warrants that this Agreement is a legal and binding obligation of the Buyer, enforceable against it in accordance with its terms.

  (c) That the Seller is not making this sale with the intent to defraud creditors and acknowledges that the purchase price was negotiated on an arms-length basis and that it has received adequate consideration for the Assets.

8.       DUE  ORGANIZATION.

  (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to own its properties and to carry on its business in the places and in the manner as now conducted.

  (b) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to own its properties and to carry on its business in the places and in the manner as now conducted.

9.       NO  CONFLICTS.

   (a) The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not: (i) conflict with, or result in a breach or violation of, the Seller's certificate or articles of incorporation or bylaws; or (ii) conflict with, or result in a d efault (or would constitute a default but for any requirement of notice or lapse of time or both) under any document, agreement or other instrument to which the Seller is a party, or violate, or result in the creation or imposition of any lien, charge or encumbrance on any of the Seller's properties pursuant to, (1) any law or regulation to which either the Seller or any of its property is subject or (2) any judgment, order, decree or agreement to which the Seller or any of its property is subject.

   (b) The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not: (i) conflict with, or result in a breach or violation of, the Buyer's certificate or articles of incorporation or bylaws; or (ii) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under any document, agreement or other instrument to which the Buyer is a party, or violate, or result in the creation or imposition of any lien, charge or encumbrance on any of the Buyer's properties pursuant to, (1) any law or regulation to which either the Buyer or any of its property is subject or (2) any judgment, order, decree or agreement to which the Buyer or any of its property is subject.

10. NOTICE OF CLAIMS AND INDEMNIFICATION. The Buyer agrees to notify the Seller promptly of any claims, proceedings or litigation regarding any Contract and any alleged violations of applicable law or regulations and will, if requested by the Seller, allow the Seller to control and defend such proceeding or litigation or to effect settlement thereof, provided that such settlement does not impose upon the Buyer any obligation for which it is not fully indemnified by the Seller, and provided further, the Buyer shall have the right in any such proceeding or litigation to have counsel of its own choice represent its interests at the Buyer's expense. The Seller will indemnify and hold the Buyer harmless from any and all losses, damages, costs, good faith settlements, expenses, taxes, reasonable attorneys' fees (except as set forth below) and other liabilities including, without limitation, costs of investigation, fees and expenses at trial and on appeal, and costs in successfully asserting the right to indemnification hereunder (all of the foregoing are referred to in this Section as "Losses") incurred by the Buyer at any time as the result of a claim asserted against the Buyer (by a person or entity other than the Seller) arising solely out of the Seller's actions or conduct in connection with its servicing or modification of any Contract if such action or conduct results in the creation of any defense, set-off or counterclaim against the Buyer's right to receive payments under the Contracts. Additionally, the Seller agrees to indemnify the Buyer for Losses incurred by the Buyer as a result of any final adjudication of wrongdoing on the part of the Seller brought against the Buyer (by any person or entity other than the Seller) arising out of the Seller's actions or conduct in connection with its purchase of any Contract. If legal action is commenced against the Buyer regarding a matter for which the Buyer is entitled to indemnification under this Section, the Buyer will give notice to the Seller of the action within thirty (30) days following the Buyer's knowledge thereof.
 The failure to notify will not relieve the Seller from any liability that it may have to the Buyer hereunder or otherwise except to the extent that the Seller is prejudiced by such failure. With respect to each such notice, the Seller will, at the Buyer's option, immediately take all action necessary to minimize any risk or loss to the Buyer including retaining counsel reasonably satisfactory to the Buyer and take such other actions as are necessary and appropriate to defend the Buyer or to discharge the indemnity obligations hereunder. The Buyer may, at its option, conduct such defense at its own expense. The Seller will pay on demand any indemnified Losses incurred by the Buyer. The Buyer and the Seller will fully cooperate with each other in fulfilling the intent of this Section of this Agreement. Neither the Buyer nor the Seller will settle any claim asserted against the other by a third party without the prior written consent of the other, which shall not be unreasonably withheld.

11. POWER OF ATTORNEY. Without limiting the effect of the foregoing, the Seller hereby constitutes and appoints the Buyer, its permitted successors and assigns, the true and lawful attorney of the Seller, with full power of substitution, in the name and stead of the Seller, but on behalf and for the benefit of the Buyer, its permitted successors and assigns, by any proper means, to demand, collect and receive any and all the property and to enforce any of the rights with respect to the Contracts and to enforce any of the Contracts in the name of the Seller. The Buyer agrees, however, that it will not bring any action in the name of the Seller on any of the Contracts in the event suit is required. Any such suits shall be brought solely in the Buyer's name and at the Buyer's expense.

12. USE OF RECORDS BY THE SELLER. The Buyer agrees that all records, documents and information of the Seller hereby transferred will be made available for the use of the Seller in preparing tax returns or for any other appropriate purpose (determined by the Seller in its reasonable discretion) which does not injure the Buyer in its competition with other companies and will remain so available for a period of not less than five years after the payment in full of the accounts represented by such Contracts. Any and all information contained in such records as to events occurring subsequent to the Closing Date shall be held strictly confidential by the Seller.

13. TAXATION. Each party hereto expressly stipulates and agrees that the other party hereto and its respective servants, agents or employees has not made any representations to it relating to the probable tax consequences (whether federal, state or local) or as to the effect of any of the transactions embodied in this Agreement on any federal, state or local tax liability of the other party hereto. Each party hereby agrees to assume all of its own tax consequence and liabilities, whether now or hereafter determined, resulting by reason of any of the terms or conditions of this Agreement and by reason of any of the transactions provided for by this Agreement.

14. WAIVER. No failure or delay on the part of the Seller in exercising any right, power or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

15. ENTIRE AGREEMENT AND MODIFICATIONS OF AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements between the Seller and the Buyer with respect to the subject matter hereof. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by either party therefrom, shall in any event be effective unless the same shall be in writing and signed by the other party, and then such waiver or consent shall be effective only in the specific purpose for which given. No notice to or demand on either party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

16. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be: (i) in writing, (ii) made in one of the following manners, and (iii) shall be deemed given (a) if and when personally delivered including if delivered by facsimile, (b) on the next business day if sent by nationally recognized overnight courier addressed to the appropriate party as set forth below, or (c) on the second business day after being deposited in United States certified or registered mail, and addressed as follows:


If to the Seller:       Eagle Finance Corp.
                        1425 Tri-State Parkway
                        Suite 140
                        Gurnee, Illinois  60031
                        Attention:  President
                        Facsimile No. (847) 855-8225

If to the Buyer:  Search Funding Corp.
                        700 N. Pearl Street
                        Suite 400
                        Dallas, Texas  75201-2809
                        Attention: President and Chief Executive Officer Facsimile No. (214) 965-6098


or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section.

17. LIMITATION OF DAMAGES. The parties agree that the sole and exclusive remedy of the Buyer for any breach of any representation or warranty concerning the Assets is the right to require the Seller to repurchase the Assets during the Review Period in accordance with Section 6(e) hereof and that the representations and warranties concerning the Assets terminate as of the close of business on the last day of the Review Period. If there is any claim or dispute between the parties arising out of or related to this Agreement or the transactions contemplated herein, except to the extent the facts giving rise to the claim or dispute also constitute fraud, the sole and exclusive remedy shall be a claim for breach of contract. To the extent the facts also constitute fraud, a claim can also be asserted for fraud. Regardless of whether the claim is for breach of contract or fraud or both, damages shall be limited to actual and direct damages, and both parties waive any claim or consequential, punitive, for incidental damages and any claim for lost profits or loss of goodwill.

18. WAIVER OF JURY TRIAL. The Buyer and the Seller hereby WAIVE ANY RIGHT TO A TRIAL BY JURY in any action arising out of or related to this Agreement. The parties will attempt in good faith to resolve any claim, dispute or disagreement arising out of or relating to this Agreement promptly by negotiations between representatives of the parties who have authority to settle the controversy.

19. NO THIRD-PARTY BENEFICIARIES. This Agreement is not intended to, and shall not, create any rights in or confer any benefits on any person or entity other than the parties hereto.

20. PUBLICITY. Neither the Seller nor the Buyer shall (i) issue any press release or make any public announcement or otherwise publicize the consummation of this Agreement, or (ii) make a public disclosure of any kind regarding the subject matter hereof without the express written consent of the other party which consent shall not be unreasonably withheld, conditioned or delayed, except that the Seller and the Buyer may publicly disclose information relating to this Agreement that is required, in the reasonable judgment of the Seller or the Buyer, by law or in connection with its registration of securities or the filing of a periodic report with the U.S. Securities and Exchange Commission or any state securities commission, or in connection with a filing pursuant to the Seller's or the Buyer's listing with a national securities exchange (including the NASDAQ National Market) or governmental entity if the Seller or the Buyer, as appropriate, gives the other party advance written notice prior to releasing or making any such disclosure.

21.      COUNTERPARTS.        This  Agreement may be executed in any number of
counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

22. SUCCESSORS AND ASSIGNS. This Agreement shall become effective when it shall have been executed by the Seller and the Buyer and thereafter shall be binding upon and inure to the benefit of the Seller and the Buyer and their respective successors and assigns, except that neither party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other party provided that the Buyer may assign its rights hereunder to its parent company or any other affiliate of the Buyer that is a wholly-owned subsidiary of the Buyer's parent company.

23. GOVERNING LAW. This Agreement and the other documents have been negotiated, executed and delivered at, and shall be deemed to have been made at, Chicago, Illinois and this Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws of the State of Illinois without reference to its judicially or statutorily pronounced rules regarding conflict of laws or choice of law or where any action or other proceeding is instituted or pending.

24. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.

25. EFFECT OF HEADINGS. The descriptive headings contained herein are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed for it and on its behalf by its respective duly authorized officer, the day and year set forth opposite the signature of each to be effective as of the date first set forth above.
Dated  this  27th  day  of  September,  1996.


                                        EAGLE FINANCE CORP.

                                        By: /s/ Robert J. Braasch
                                              --------------------------------
                                        Name: Robert Braasch
                                        Title:  President

Dated this 27th day of September, 1996.


                                        SEARCH FUNDING CORP.

                                        By: /s/ Robert D. Idzi
                                              --------------------------------
                                        Name: Robert D. Idzi
                                              --------------------------------
                                        Title: Senior Executive Vice President
                                              --------------------------------

                                  EXHIBIT A






                          SEARCH CAPITAL GROUP, INC.
                             SEARCH FUNDING CORP.
                                  SETTLEMENT
                              September 25, 1996





            Accounts  Current Gross Dollars   Principal Balance
            --------  ----------------------  ------------------
Pool B           176  $         1,854,414.23  $     1,497,852.63
Pool C           908  $        10,112,796.58  $     7,915,511.32
----------  ========  ======================  ==================

Pool Total     1,084  $        11,967,210.81  $     9,413,363.95


         Schedule of contracts are attached on pages B1-B2 and C1-C18
                Note:     For sale purposes no Pool A exists.



Pool Totals                  $ 9,413,363.95
                             X       102%
                             --------------
Wire to Eagle Finance Corp.  $ 9,601,631.23



                   Wire transfer information is as follows:

                            CoreStates Bank, N.A.
                                ABA #031000011
                          Credit Account #0132-0452
                             Eagle Finance Corp.
                  Credit:  Commercial Loan Clearing Account
                              Attn: Stacy Shegda

                                                                    EXHIBIT B

                                 BILL OF SALE

     WITNESSETH THAT, in consideration of the sum of Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, EAGLE FINANCE CORP., a Delaware corporation ("Seller"), hereby bargains, sells, conveys, assigns and transfers to SEARCH FUNDING CORP., a Texas corporation ("Purchaser"), its successors and assigns, all Seller's right, title and interest in and to each of the Contracts listed on the List of Contracts attached hereto as Exhibit 1 and in and to the Assets associated with the Contracts. This sale is made pursuant to the Motor Vehicle Installment Sales Contract Assignment Purchase Agreement ("Agreement") entered into by Seller and Purchaser as of September 27, 1996. All terms used in this Bill of Sale have the meanings defined in the Agreement.

     TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns, forever.

     AND SELLER, for itself and its successors and assigns, covenants with Purchaser and its successors and assigns that the Assets are free and clear from any liens or encumbrances whatsoever, except as otherwise provided in Exhibit A to the Agreement, that Seller is the true and lawful sole owner thereof and has full and unrestricted right and lawful authority to bargain and sell the same to Purchaser as herein provided. In accordance with and subject to the Agreement, Seller and its successors and assigns will forever warrant and defend all and singular every said Asset unto Purchaser and its successors and assigns against all claims and demands contrary to the foregoing covenant.

     This Bill of Sale shall be binding upon Seller and its successors and assigns and shall inure to the benefit of Purchaser and its successors and assigns.

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale by its duly authorized officer on the date set forth below.


Dated: September 27, 1996  EAGLE FINANCE CORP., a Delaware
                           corporation


                           By:
                                   -------------------------
                           Name:
                                   -------------------------
                           Title:
                                   -------------------------

                           SEARCH FUNDING CORP., a
                           Texas corporation


                           By:
                                   -------------------------
                           Name:
                                   -------------------------
                           Title:
                                   -------------------------

                                                                    EXHIBIT C

                      ASSIGNMENT OF INSURANCE INTERESTS

     Eagle Finance Corp. ("Assignor") hereby absolutely and irrevocably assigns to Search Funding Corp. ("Search") all of Assignors right, title and interest in, under, and with respect to all insurance and service contracts which provide any of the following coverages with respect to motor vehicle installment sales contracts which Assignor has sold to Search:

1.  credit life, credit disability, or credit accident and health;
2.  casualty, damage, theft, loss, or liability;
3.  involuntary unemployment;
4.  mechanical breakdown, warranty, maintenance, or servicing;
5.  lender protection, vendor/lender single interest; skip, repossessed vehicle casualty
    (including damage, theft, and loss), confiscation, nonfiling, failure of lien perfection, contract default, or residual value; or
6.  any other coverage assigned in writing by Assignor to Search.


     Without limiting the rights included in this assignment, this assignment entitles Search to claim and collect all benefits, refunds, and other amounts with respect to all coverages that Assignor would be entitled to claim and collect, and to make such claim and collections in its name or Assignor's name. Assignor hereby authorizes Search to sign Assignor's name on all such clause and collections Search makes, and to endorse Assignor's name on all such payments it receives. Assignor hereby instructs and authorizes all providers of the foregoing coverages to rely on this Assignment and any statement or instruction in writing by Search with respect to the operation and effect of this Assignment and the installment contracts covered by it. Assignor hereby agrees that the providers of the coverages who so rely shall have no liability to Assignor for complying with this Assignment and such statements and instructions by Search.

Dated:  September  27,  1996                 EAGLE  FINANCE CORP.


                                             By:
                                                  ----------------------------
                                             Its:
                                                  ----------------------------

                                                                    EXHIBIT D

                              POWER OF ATTORNEY

KNOW  ALL  PEOPLE  BY  THESE  PRESENTS:

     Eagle Finance Corp. ("Principal") hereby constitutes and appoints Search Funding Corp. ("Search") as its true and lawful agent and attorney in fact to act in its name and stead or on its behalf with authority to do the following acts with respect to motor vehicle installment sales contracts and related right which Search purchased from Principal pursuant to that certain Motor Vehicle Installment Sales Contract Assignment Purchase Agreement entered into by Search and Principal (the installment sale contracts and related rights are referred to herein as the "Property"):

     1. Search can receive, endorse, and collect all payments made payable to or owed to Principal in connection with the Property.
     2. Search can enforce, release, modify, and transfer the rights and interests granted to Principal with respect to the Property, which on their face give Principal rights regarding the Property, including but not limited to rights with respect to insurance policies, motor vehicles and certificates of title.

     This Power of Attorney is coupled with an interest and cannot be terminated by Principal.

     This  Power  of  Attorney  is  made  on  September  27,  1996.
                                   EAGLE  FINANCE  CORP.


                                   By:
                                         -------------------------------------
                                   Its:
                                         -------------------------------------

STATE  OF  ILLINOIS
COUNTY  OF  __________


Subscribed  and  sworn  to
before  me  this  ____  day  of  September,  1996


--------------------------------------
Notary  Public

                                                                    EXHIBIT E

-----------------------------
-----------------------------
-----------------------------



Dear                    :
     -------------------

     Please be advised that Eagle Finance Corp. ("Eagle") has sold to Search Funding Corp. the Motor Vehicle Installment Sales Contract relating to your automobile that was previously owned and serviced by Eagle. Please direct all future payments Search Funding Corp. at:

                            [Search Funding Corp.]
                             700 N. Pearl Street
                                  Suite 400
                          Dallas, Texas  75201-2809

     If you have any questions, please contact Search Funding Corp. at 800-299-2886.

                                   EAGLE  FINANCE  CORP.,  a  Delaware
                                   corporation


                                   By:
                                           -----------------------------------
                                   Name:
                                           -----------------------------------
                                   Title:
                                           -----------------------------------